UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
January 22, 2009

JONES APPAREL GROUP, INC.
(Exact Name of registrant as specified in its charter)

Pennsylvania (State or Other Jurisdiction of Incorporation)	1-10746 (Commission File Number)	06-0935166 (IRS Employer Identification No.)
1411 Broadway New York, New York 10018 (Address of principal executive offices)
(212) 642-3860 (Registrant's telephone number, including area code)
Not Applicable Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On January 22, 2009, Jones Apparel Group, Inc. (the "Company") issued a press release announcing preliminary 2008 fourth quarter and full year results and other items, including an anticipated net loss for the 2008 fourth quarter and full year, an anticipated charge for the impairment of goodwill and trademarks to be recorded in the 2008 fourth quarter, as discussed under Item 2.06 below, a reduction in the quarterly cash dividend payable on shares of the Company's Common Stock and an anticipated year-end cash balance.

This information shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

The press release attached as Exhibit 99.1 contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of a company's performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles. The Company is presenting non-GAAP information regarding the effect on earnings per share from trademark and goodwill impairments, costs recorded as a result from the exit from certain of our moderate sportswear product lines and other restructuring costs and the gains recorded from the sale of our interest in an Australian joint venture and our Mexican operations.

These non-GAAP measures are provided to enhance the user's overall understanding of the Company's current financial performance. Specifically, the Company believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses that may not be indicative of the Company's core operating results. In addition, because the Company has historically reported certain non-GAAP results to investors, the Company believes the inclusion of non-GAAP numbers provides consistency in its financial reporting. These measures should be considered in addition to results prepared in accordance with GAAP, but are not a substitute for or superior to GAAP results. The non-GAAP measures of adjusted net income and projected adjusted diluted earnings per share included in the attached press release have been reconciled to the equivalent GAAP measure.

Item 2.06 Material Impairments.

On January 22, 2009, the Company announced that it had completed its annual goodwill and trademark impairment analysis for 2008 as required by SFAS No. 142, "Goodwill and Other Intangible Assets" and that, as a result of the analysis, it expects to record a charge of approximately $838.4 million during the fiscal quarter ended December 31, 2008 for the impairment of goodwill and trademarks, primarily within its wholesale footwear and accessories segment.

The Company concluded that the goodwill balance existing in its wholesale footwear and accessories segment was impaired in the amount of approximately $815 million as a result of continuing decreases in projected revenues and profitability across various product lines. It also determined that continuing decreases in projected revenues for certain footwear and costume jewelry product lines will require it to record a trademark impairment charge of approximately $25 million during the fiscal quarter ended December 31, 2008. Neither of these impairment charges will result in any future cash expenditures.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release of the Registrant dated January 22, 2009

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JONES APPAREL GROUP, INC. (Registrant) By: /s/ John T. McClain John T. McClain Chief Financial Officer

 Date: January 22, 2009

Exhibit Index

Exhibit No.	Description
99.1	Press Release of the Registrant dated January 22, 2009

4